CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

    We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 16 to the Registration Statement on Form N-6 for the Century II individual flexible premium variable life insurance contracts, issued through the Kansas City Life Variable Life Separate Account (File No. 33-95354). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By: ___________________________
                                                 W. Thomas Conner

Washington, D.C.
August 31, 2006